EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the Registration Statement of Golden Phoenix Minerals, Inc. (the "Company") on Form S-8 of our report dated March 26, 2001, incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2000, on the balance sheets of Golden Phoenix Minerals, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders’ equity and cash flows for the years then ended.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ ALBRIGHT, PERSING & ASSOCIATES, LTD.

ALBRIGHT, PERSING & ASSOCIATES, LTD.

Reno, Nevada

November 21, 2001

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